AMENDED and RESTATED ARTICLES OF INCORPORATION

of

SETCHFIELD RESOURCES, INC.

FKA: CREDITWORTHY CORPORATIONS
A NEVADA CORPORATION
Fiu: NUMBER: C28332- 2003

KNOW ALL MEN BY THESE PRESENTS:

FOR THE PURPOSE OF AMENDING AND RESTATING THE ARTICLES OF INCORPORATION OF CREDITWORTHY CORPORATIONS. A NEVADA CORPORATION, FILE NUMBER: C28332 - 2003 ORIGINALLY INCORPORATED UNDER THE LAWS OP THE STATE OF NEVADA ON 1 7 NOVEMBER 2003:

IT IS HEREBY CERTIFIED THAT:

    FIRST:    THE NAME OF THE CORPORATION SHALL BE:

            SETCHFIELD RESOURCES, INC.

    SECOND:     THE CORPORATION IS AUTHORIZED TO CARRY ON ANY LAWFUL BUSINESS OR ENTERPRISE FOR WHICH CORPORATIONS MAY BE INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA. THE CORPORATION SHALL HAVE THE SAME POWERS AS AN INDIVIDUAL TO DO ALL THINGS NECESSARY OR CONVENIENT TO CARRY OUT ITS BUSINESS AND AFFAIRS, SUBJECT-1 TO ANY LIMITATIONS OR RESTRICTIONS IMPOSED BY APPLICABLE LAW OR THESE ARTICLES. THE CORPORATION MAY CONDUCT ALL OR ANY PART OF ITS BUSINESS, AND MAY HOLD, PURCHASE, MORTGAGE, LEASE AND CONVEY REAL AND/OR PERSONAL. PROPERTY, ANYWHERE IN THE WORLD.

    THIRD:     THE ADDRESS OF THE REGISTERED OFFICE OF THE CORPORATION IS TO BE THE ADDRESS OF CORPORATE SERVICES OF NEVADA, RESIDENT AGENT OF THE CORPORATION, AND IS TO BE LOCATED AT 502 NORTH DIVISION STREET, CARSON CITY, NEVADA 89703.

    FOURTH:     THE TOTAL NUMBER OF SHARES THAT THE CORPORATION HAS AUTHORITY TO ISSUE IS SEVENTY-FIVE MILLION (75,000,000) SHARES WITH EACH SHARE HAVING A PAR VALUE OF ONE-TENTH OF ONE CENT ($.001), SAID SHARES SHALL BE FULLY PAID AND NON-ASSESSABLE UPON RECEIPT BY THE CORPORATION ON OF APPOSITE CONSIDERATION. THE BOARD OF DIRECTORS HAS THE AUTHORITY TO PRESCRIBE, BY RESOLUTION, THE CLASSES, SERIES, NUMBER OF EACH CLASS AND SERIES, VOTING POWERS, DESIGNATIONS, PREFERENCES, LIMITATIONS, RESTRICTIONS AND RELATIVE RIGHTS OF EACH CLASS AND SERIES OF STOCK.

    FIFTH:     THE: MEMBERS OF THE GOVERNING BOARD OF THIS CORPORATION SHALL BE S LED, AS DIRECTORS OVER THE AGE OF EIGHTEEN (1B) AND THEIR NUMBER SHALL BE NOT LESS THAN ONE. DIRECTORS NEED NOT BE SHAREHOLDERS OF THE CORPORATION AND THE NUMBER OF DIRECTORS OF THE CORPORATION MAY BE FIXED FROM TIME TO TIME IN ACCORDANCE WITH THE BY-LAWS OF THE CORPORATION. THE NAME AND ADDRESS OF THE INITIAL DIRECTORS IS:

DEREK SETCHFIELD
C/O 502 NORTH DIVISION STREET
CARSON CITY, NV. 99703

    SEIXTH:     THE PERIOD OF EXIFIENCE OF THIS CORPORATION SHALL BE PERPETUAL.

    SEVENTH:    THE CORPORATION MAY AMEND THESE ARTICLES OF INCORPORATION AT ANY TIME TO ADD OR CHANGE A PROVISION THAT IS REQUIRED OR PERMITTED TO BE IN THE ARTICLES OF INCORPORATION OR TO DELETE. A PROVISION NOT REQUIRED TO DE IN THE ARTICLES OF INCORPORATION. WHETHER A PROVISION IS REQUIRED OR PERMITTED TO BE IN THE ARTICLES OF INCORPORATION IS DETERMINED AS OF THE EFFECTIVE DATE OF THE AMENDMENT.

    EIGHTH:    NO DIRECTOR, OFFICER OR SHAREHOLDER OF THE CORPORATION SHALL BE PERSONALLY LIABLE TO THE CORPORATION OR ITS STOCKHOLDERS FOR MONETARY DAMAGES FOR BREACH OF FIDUCIARY DUTY AS A DIRECTOR OR OFFICER, EXCEPT FOR LIABILITY (1) FOR ANY BREACH OF THE DIRECTOR'S OR OFFICER'S DUTY OF LOYALTY TO THE CORPORATION OR ITS STOCKHOLDERS, (11) FOR ACTS OR OMISSIONS NOT IN GOOD FAITH OR WHICH INVOLVE INTENTIONAL FRAUD, MISCONDUCT OR A KNOWING VIOLATION OF LAW, (III) THE PAYMENT OF DIVIDENDS IN VIOLATION OF NRS 78.300, OR (IV) FOR ANY TRANSACTION FROM WHICH THE DIRECTOR DERIVED ANY IMPROPER PERSONAL BENEFIT. IF THE NEVADA REVISED STATUTES ARE AMENDED TO AUTHORIZE CORPORATE ACTION FURTHER ELIMINATING OR LIMITING THE PERSONAL LIABILITY OF DIRECTORS, THEN THE LIABILITY OF A DIRECTOR OF THE CORPORATION SHALL BE ELIMINATED OR LIMBED TO THE FULLEST EXTENT PERMITTED BY T HE NEVADA REVISED STATUTES, AS SO AMENDED.

              ANY REPEAL. OR MODIFICATION OF THE FOREGOING PARAGRAPH BY THE STOCKHOLDERS OF THE CORPORATION SHALL NOT ADVERSELY AFFECT ANY RIGHT OR PROTECTION OF A DIRECTOR OF THE CORPORATION EXISTING AT THE TIME OF SUCH REPEAL OR MODIFICATION. IF ANY WORD, CLAUSE, OR SENTENCE OF THE FOREGOING PROVISIONS REGARDING INDEMNIFICATION SHALL BE HELD INVALID AS CONTRARY TO OR PUBLIC POLICY, IT SHALL BE SEVERABLE AND THE PROVISIONS REMAINING SHALL NOT BE OTHERWISE AFFECTED. IF ANY COURT HOLDS ANY WORD, CLAUSE, OR SENTENCE OF THIS PARAGRAPH INVALID, THE COUNT' IS AUTHORIZED AND EMPOWERED TO REWRITE TFIESE PROVISIONS TO ACHIEVE THEIR PURPOSE TO THE EXTENT POSSIBLE.

    THE UNDERSIGNED BEING DULY AUTHORIZED THROUGH A RESOLUTION APPROVING THESE AMENDED AND RESTATED ARTICLES OF' INCORPORATION, AS ADOPTED BY THE BOARD OF DIRECTORS AND APPROVED BY THE SHAREHOLDERS, OF CCREDITVVORTHY CORPORATIONS, A NEVADA CORPORATION, IN THEIR ENTIRETY ON 22 NOVEMBER 2005, FILES AND RECORDS THIS CERTIFICATE TO BE EFFECTIVE UPON FILING WITH THE SECRETARY OF THE STATE OF NEVADA, PURSUANT TO IVRS 78403, AND DOES CERTIFY THAT THE FACTS HEREIN STATED ARE TRUE AND HAVE ACCORDINGLY HEREUNTO SET MY HAND AND SEALTHIS DAY: FRIDAY, DECEMBER 02, 2005.

By:	/s/
As; CO- SECRETARY

STATE OF NEVADA	}
: ss.
CARSON CITY	}

ON THIS SECOND DAY OF DECEMBER 2005 PERSONALLY APPEARED BEFORE ME, KARI R. RHODES, A NOTARY PUBLIC; DON HARMER WHO ACKNOWLEDGED THAT HE EXECUTED THE ABOVE INSTRUMENT.

By:	/s/ KAKI RHODES
KAKI RHODES
Notary Public

Kaki Rhodes
Notary Public- Nevada
Appt. Recorded in Carson City
My Appt. Exp. May 7, 2007
No. 96-4713-2